Exhibit 10.1

SECOND AMENDMENT

TO

CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT, dated as of November 29, 2016 (this “Amendment”), is entered into by and between RED IRON ACCEPTANCE, LLC, a Delaware limited liability company (“Borrower”), and TCF INVENTORY FINANCE, INC., a Minnesota corporation (“Lender”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as hereinafter defined).

RECITALS

A.            Borrower and Lender are parties to that certain Credit and Security Agreement, dated as of August 12, 2009, as amended by the First Amendment to Credit and Security Agreement dated as of June 6, 2012 (as so amended, the “Credit Agreement”).

B.            The parties hereto have agreed to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.             Amendments.

(a)           Extension of Maturity Date.  The first sentence of Section 2.01(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(a)         Revolving Loan Availability.  Subject to the terms and conditions of this Agreement, Lender agrees to advance to Borrower from time to time during the period beginning on the Closing Date and ending on October 31, 2024, or such earlier date on which the LLC Term shall end (such date or such earlier date, if applicable, the “Revolving Loan Maturity Date”), such loans as Borrower may request under this Section 2.01 (individually, a “Revolving Loan”); provided, however, that the aggregate principal amount of all Revolving Loans outstanding at any time shall not exceed the Commitment at such time.”

(b)           Revolving Loan Borrowings. The first sentence of Section 2.01(b) of the Credit Agreement is amended and restated in its entirety as follows:

“Borrower shall request each Revolving Loan by having a representative of Borrower request in writing (or by such other means as Lender and Borrower shall agree) to Lender a Revolving Loan, which request shall specify the principal amount of the requested Revolving Loan and the date of the requested Revolving Loan, which shall be a Business Day (any such request, a “Revolving Loan Borrowing Request”).”

(c)           Change in Commitment.  The reference to “$450,000,000” in Section 2.02(a) of the Credit Agreement is replaced with “$550,000,000.”

(d)           Revolving Loan Note. Section 2.05(a) of the Credit Agreement is amended and restated in its entirety as follows:

“(a)         Revolving Loan Note. The obligation of Borrower to repay the Revolving Loans and to pay interest thereon at the rates provided herein shall be evidenced by a promissory note in a form agreed to by Lender (the “Revolving Loan Note”), which note shall be (i) in the original principal amount of $550,000,000, (ii) dated as of November 29, 2016 and (iii) otherwise appropriately completed. The Revolving Loan Note shall amend, restate, and replace in its entirety the original promissory note dated August 12, 2009 executed by the Borrower and payable to the order of the Lender in the original principal amount of $450,000,000 and is not intended to constitute a novation of the Borrower’s obligations thereunder. Lender shall record on its general ledger the date and amount of each Revolving Loan and of each payment or prepayment of principal and each payment of interest or other amounts thereon made by Borrower.”

(e)           Notices. Section 8.01 of the Credit Agreement is amended and restated in its entirety as follows:

“8.01      Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions, or other communications to Lender or Borrower under this Agreement or the other Credit Documents shall be in writing and shall be deemed to have been given to a party at the earlier of (a) when personally delivered or (ii) one Business Day after deposit with a national overnight courier service; in each case addressed as follows:

Lender:                                                      TCF Inventory Finance, Inc.

1475 E. Woodfield Road, Suite 1100

Schaumburg, IL 60173

Attention: Chief Legal Counsel

with copies to:     TCF National Bank

200 E. Lake Street

Wayzata, MN 55391

Attention: General Counsel

and

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402

Attention: Kate Sherburne

Borrower:             Red Iron Acceptance, LLC

8111 Lyndale Avenue South

Bloomington, MN 55420

Attention: Director of Operations

with copies to:     The Toro Company

8111 Lyndale Avenue South

Bloomington, MN 55420

Attention: Treasurer

and

The Toro Company

8111 Lyndale Avenue South

Bloomington, MN 55420

Attention: General Counsel

and

Fox Rothschild LLP

Campbell Mithun Tower – Suite 2000

222 South Ninth St.

Minneapolis, MN 55402

Attention: C. Robert Beattie, Esq.”

2.             Amended and Restated Revolving Loan Note. Borrower will enter into an Amended and Restated Revolving Loan Note, dated as of the date of this Amendment (the “Amended and Restated Revolving Loan Note”). All references in any document or instrument to the Revolving Loan Note (other than the reference in Section 3.01(b) of the Credit Agreement, which will continue to refer to the promissory note issued on August 12, 2009) are hereby amended to refer to the Amended and Restated Revolving Loan Note.

3.             Representations and Warranties. Borrower certifies to Lender that the representations and warranties of Borrower in Section IV of the Credit Agreement are true and correct in all respects as of the date of this Amendment.

4.             Affirmation of Credit Agreement; Further References.  The parties hereto each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects, and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect.  All references in any document or instrument to the Credit Agreement (including references in the Credit Agreement to the terms thereof) are hereby amended to refer to the Credit Agreement as amended through this Amendment.

5.             Entire Agreement.  This Amendment, on and after the date hereof, contains all of the understandings and agreements of whatsoever kind and nature existing among the parties hereto with respect to this Amendment, the subject matter hereof, and the rights, interests, understandings, agreements and obligations of the parties hereto pertaining to the subject matter hereof with the effect that this Amendment shall control with respect to the specific subjects hereof.

6.             Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in portable document format (.pdf) shall be as effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

RED IRON ACCEPTANCE, LLC

By:	/s/ Mark J. Wrend
Name: Mark J. Wrend
Its: Manager

TCF INVENTORY FINANCE, INC.

By:	/s/ Rosario A. Perrelli
Name: Rosario A. Perrelli
Its: Chief Executive Officer and President

(Signature Page to Second Amendment to Credit and Security Agreement)